THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND
                               SECURITY AGREEMENT

         This Amendment, dated as of February 26, 1998, Is made by and between ULTRA PAC, INC., a Minnesota corporation (the "Borrower"), and NORWEST CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

         The Borrower and the Lender have entered into Second Amended and Restated Credit and Security Agreement dated as of February 7, 1997, as amended by letter amendments dated as of August 1, 1997 and December 10, 1997 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

         1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

         " 'Equipment Term Advance' has the meaning given in Section 2.10A."

         " 'Equipment Term Note' means the Borrower's promissory note, payable to the order of the Lender in substantially the form of Exhibit A to the Third Amendment and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time."

         " 'Term Advance' means a Working Capital Term Advance, a Real Estate Term Advance, a Capex Term Advance or an Equipment Advance, and 'Term Advances' means the Working Capital Term Advances, the Real Estate Term Advance, the Capex Term Advances and the Equipment Term Advance."

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         " 'Term Notes' means the Working Capital Note, the Real Estate Term
Note, the Capex Term Note and the Equipment Term Note collectively, and "Term Note" means any of such notes individually."

       " 'Third Amendment' means the Third Amendment to Second Amended and Restated Credit and Security Agreement by and between the Lender and the Borrower dated as of February 26, 1998."

         " 'Mellon Loan' means the term loan Mellon U.S. Leasing ("Mellon") made to the Borrower in or about December, 1994 in an original principal amount of $2,493,817."

         2. Equipment Term Advance. New Section 2.10A is added, reading as follows:

       "Section 2.1OA Equiument Term Advance. The Lender agrees to make a single advance to the Borrower in the amount of $1,867,157.97 (the 'Equipment Term Advance') to enable the Borrower to refinance the Mellon Loan. The Borrower's obligation to pay the Equipment Term Advance shall be evidenced by the Equipment Term Note and shall be secured by the Personal Property Collateral as provided in Article III."

         3. Payment of Term Notes. Section 2.11 is amended by subsection (d), reading as follows:

       "(d) EQUIPMENT TERM NOTE. The Equipment Term Note shall be due and payable in equal monthly installments of $39,899, beginning on March 1, 1998, and on the first day of each month thereafter until the Termination Date when the entire unpaid balance of the Equipment Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable."

         4. Permitted Liens. Schedule 7.1 is replaced in its entirety by the schedule attached hereto as Exhibit B to this Amendment.

         5. No Other Charges. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

         6. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

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         (a) The Equipment Term Note, duly executed on behalf of the Borrower.

         (b) A payoff letter executed by Mellon and addressed to the Lender wherein Mellon, in exchange for an amount to be paid by the Lender, agrees to terminate its financing arrangement with the Borrower under the Mellon Loan and all its security interest in the Borrower's property.

         (c) Such additional searches of UCC filings as are necessary, in the Lender's discretion, to satisfy the Lender that it holds a first priority perfected security interest in each of the pieces of Equipment originally financed by the Mellon Loan, as described in Exhibit C attached hereto.

         (d) An amendment to the Participation Agreement by and between the Lender and Harris Trust and Savings Bank dated as of February 18, 1997, duly executed by the parties thereto, whereby the Lender agrees to sell, and Harris Trust and Savings Bank agrees to purchase, a participating interest in the Equipment Term Advance.

         (e) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's Secretary dated as of February 6, 1997 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's Secretary dated as of February 6, 1997, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

         (f) Such other matters as the Lender may require.


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         7. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and the Equipment Term Note and to perform all of its obligations hereunder, and this Amendment and the Equipment Term Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and Equipment Term Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         8. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         9. No Waiver. The execution of this Amendment and acceptance of the Equipment Term Note and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

             10. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or toil or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         11. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

         12. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NORWEST CREDIT, INC.                    ULTRA PAC, INC.

By /s/ Ken J. Timboe                    By Brad C. Yopp
Ken J. Timboe                           Brad C. Yopp
Its Vice President                      Its Chief Financial Officer



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                                                    Exhibit A to Third Amendment

                              EQUIPMENT TERM NOTE

$1,867,157.97

                                                          Minneapolis, Minnesota
                                                               February 26, 1998

         For value received, the undersigned, ULTRA PAC. INC., a Minnesota corporation. (the "Borrower"), hereby promises to pay on the Maturity Date under the Credit Agreement (defined below), to the order of NORWEST CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Eight Hundred Sixty-Seven Thousand One Hundred Fifty-Seven Dollars and Ninety-Seven Cents ($1,867,157.97) or, if less, the aggregate unpaid principal amount of the Equipment Term Advance made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement dated as of February 7, 1997, as amended by letter amendments dated as of August 1, 1997 and December 10, 1997 and a Third Amendment to Second Amended and Restated Credit Agreement of even date herewith (as amended, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

         This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Equipment Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

      The Borrower hereby agrees to pay all costs of collection, including attorneys' and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.